Microsoft Word 10.0.6612;Bouwhuis, Morrill & Company, LLC
                          Certified Public Accountants



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Board of Directors
SportsNuts, Inc.
Salt Lake City, Utah

We hereby consent to the incorporation by reference in this Registration Statement of SportsNuts, Inc. on Form S-8, of our report dated March 29, 2004 of our audit of the financial statements of SportsNuts, Inc. for the year ended December 31, 2003, which report was included in SportsNuts, Inc.'s Form 10-KSB, and to all references to our firm included in this Registration Statement.

/s/ Bouwhuis, Morrill & Company
------------------------------------------
Bouwhuis, Morrill & Company
Layton, Utah
October 7, 2004